UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 1, 2006
Commission File No. 001-31463
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Industry Drive, RIDC Park West,	15275
Pittsburgh, Pennsylvania (Address of principal executive offices)	(Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement
     On March 1, 2006, the Compensation Committee authorized the payment of cash bonuses to each of the Company’s Named Executive Officers (“NEOs”) in respect of the year ended January 28, 2006 (fiscal 2005). As such, Messrs. Stack, Colombo, Newlin and Hines received cash bonus payments of $1,040,000, $300,000, $300,000, and $270,000, respectively.
     Also on March 1, 2006, the Compensation Committee determined that the performance criterion for purposes of Section 162(m) of the Internal Revenue Code under the Company’s 2002 Plan for fiscal year 2006 would be based on the Company’s performance during fiscal year 2006 as measured against the Company achieving defined earnings before income tax levels, and payment amounts will be based on percentage of base salary prorated between targets and maximum levels of actual earnings before taxes performance. The fiscal 2006 incentive bonus targets and maximum amounts are up to 400% of base salary for the Company’s CEO and up to 150% of base salary for the Company’s other NEOs.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: March 7, 2006	By:	/s/ William R. Newlin

	Name:	William R. Newlin
	Title:	Executive Vice President and Chief Administrative Officer